UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 08, 2024

SUPERIOR INDUSTRIES INTERNATIONAL, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-06615	95-2594729
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

26600 Telegraph Road Suite 400
Southfield, Michigan		48033
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 248 352-7300

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	SUP	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 5, 2024, Superior Industries International, Inc. (the “Company” or “Superior”) appointed Michael Dorah as its Executive Vice President and Chief Operating Officer, effective as of March 5, 2024.

Mr. Dorah 58, previously served as Superior’s Senior Vice President and North American President, a position he has held since January 11, 2021. Mr. Dorah was previously the Senior Vice President, Manufacturing Systems of Delphi Technologies, Plc. (NYSE: DLPH), a global commercial vehicle parts supplier, from 2019 to 2020. Prior to that, he served as Vice President of Operations of Chassix, Inc., a global supplier of precision casting and machining solutions for the automotive industry from 2016-2019. Mr. Dorah also served as Chassix’s General Manager, Chassix, Brazil from 2012 to 2016. Prior to that, Mr. Dorah was the Vice President and General Manager, Brazil for Acument Global Technologies, Inc., a global manufacturer of screws, bolts, nuts and cold formed components for the automotive, industrial and aerospace industries from 2008 to 2010. He also served from 2008 to 2010 as Acument’s Vice President – Operations. Prior to that, Mr. Dorah held various positions with American Axle & Manufacturing, Inc. (NYSE: AXL), a global Tier One supplier to the automotive industry, from 1996 to 2008 culminating in his position of Director, Purchasing and Global Supply Based Management from 2004 to 2008. Mr. Dorah holds a Bachelor of Science degree in Materials Engineering from Stevens Institute of Technology and a Master of Business Administration degree and Master of Science degree in Materials Engineering from the Massachusetts Institute of Technology.

In this role, Mr. Dorah will be responsible for the Company’s global manufacturing, procurement and continuous improvement.

There are no transactions since the beginning of the Company’s last fiscal year in which the Company is a participant and in which Mr. Dorah or any members of his immediate family have any interest that are required to be reported under Item 404(a) of Regulation S-K. No family relationships exist between Mr. Dorah and any of Superior’s directors or executive officers. The appointment of Mr. Dorah was not pursuant to any arrangement or understanding between him and any person, other than a director or executive officer of Superior acting in his or her official capacity.

Mr. Dorah’s annual base salary of $525,000 will remain unchanged. He may receive annual bonuses based on attainment of performance goals, determined by the Company’s independent Human Capital and Compensation Committee (the “Committee”), in the amount of 70% of annual base salary (same as in his current role). Mr. Dorah will also be eligible to participate in the Company’s 2018 Equity Incentive Plan, as administered by the Committee, and receive awards up to 135% of his base salary(up from 120% of his base salary in his current role). Mr. Dorah is entitled to participate in all benefit plans generally made available to executive officers of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUPERIOR INDUSTRIES INTERNATIONAL, INC.
(Registrant)

Date: March 8, 2024	/s/ David M. Sherbin
David M. Sherbin
Senior Vice President, General Counsel, Chief Compliance Officer and Secretary